CERTIFICATE

     The undersigned Marcus E. Woods, hereby certifies that he is

Secretary of Indianapolis Power & Light Company, an Indiana

corporation, and as such he has custody of the records and seal of said Company; that at a duly constituted meeting of the Board of Directors of said Company held November 30, 1993, the

following resolution was duly adopted and is now in full force and effect:


               RESOLVED, that the Indianapolis Power &
          Light Company Unfunded Deferred Compensation
          Plan for Officers, substantially in the form presented to this meeting, be, and the same hereby is, approved, effective January 1, 1994.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of said Company this 1st day of February, 1994.




                                    /s/ Marcus E. Woods
                                   ---------------------------
                                   Marcus E. Woods, Secretary


(SEAL)